                                                             EXHIBIT 99.23(h)(3)

                            TRANSFER AGENCY AGREEMENT


         AGREEMENT made as of this 1st day of December, 1999, between THE KENT FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and OLD KENT SECURITIES CORPORATION ("OKSC"), a Michigan corporation having its principal place of business at 111 Lyon Street NW, Grand Rapids, Michigan, 49503.

         WHEREAS, the Trust desires that OKSC perform certain services for each series of the Trust currently in existence or hereafter created (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, OKSC is willing to perform such services on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

          1. Services.

             Subject to the supervision, direction and control of the Trust's Board of Trustees, OKSC shall perform for the Trust the transfer agent services set forth in Schedule A hereto. OKSC agrees to perform such services in accordance with the service standards set forth in Schedule B attached hereto and made a part hereof. OKSC also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. OKSC shall perform such additional services as are provided on an amendment to Schedule A hereof, in consideration of such fees as the parties hereto may agree.

              In performing its duties under this Agreement, OKSC will act in conformity with the Trust's Declaration of Trust, By-Laws, Prospectuses and Statements of Additional Information as in effect from time to time and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state laws and regulations.

              OKSC may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of OKSC and not the agent of the Trust or such Fund, and that OKSC shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

         2.   Fees.

              During the term of this Agreement, the Trust shall pay OKSC for the services to be provided by OKSC under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto. Fees for any additional services to be provided by OKSC pursuant to an amendment to Schedule A hereto shall be subject to mutual agreement at the time such amendment to Schedule A is proposed.

        3.    Reimbursement of Expenses.

              In addition to paying OKSC the fees described in Section 2 hereof, the Trust agrees to reimburse OKSC for OKSC's reasonable out-of-pocket expenses in providing services hereunder, including without limitation, the following:

              (a) All freight and other delivery and bonding charges incurred by OKSC in delivering materials to and from the Trust and in delivering all materials to shareholders;

              (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by OKSC in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders or others as required for OKSC to perform the services to be provided hereunder;

              (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by OKSC for the performance of the services to be provided hereunder;

              (d) The cost of microfilm or microfiche of records or other materials; and

              (e) Any expenses OKSC shall incur at the written direction of an officer of the Trust thereunto duly authorized.

        4.    Effective Date.

              This Agreement shall become effective with respect to a Fund as of the date first written above or, if a particular Fund is not in existence on that date, on the date such Fund commences operation (the "Effective Date").

        5.    Term.

              This Agreement shall commence on December 1, 1999 and shall remain in effect through December 31, 2001 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provisions of a notice of nonrenewal in the manner set forth below, (ii) by provision of 60 days advance written notice of termination during any Rollover Period, (iii) by mutual agreement of the parties or (iv) for "cause," as defined below, upon the provision of 45 days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided within 60 days following the Initial Term or any Rollover Period in order to avoid automatic renewal. In the event such notice is provided in a timely manner, this Agreement shall terminate 180 days after such notice, if given following the Initial Term, or 60 days after such notice, if given following a Rollover Period.

                  After such termination, for so long as OKSC, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by OKSC but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. OKSC shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 2 and 3 hereof, the amount of all of OKSC's reasonable cash disbursements for services in connection with OKSC's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designee of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, OKSC shall remain obligated to provide the Trust with reasonable access to any Trust documents or records remaining in its possession. If requested by the Trust, OKSC shall deliver such documents or records, or copies thereof, to the Trust or its designee for a reasonable fee.

                  For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) multiple negligent acts on the part of the party to be terminated which in the aggregate constitute a serious failure to perform satisfactorily that party's obligations hereunder; (c) a final, non-appealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (d) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (e) a service standard deficiency, as defined in Schedule B.

                  If the Trust terminates this Agreement other than as provided in the first paragraph of this Section 5, then the Trust shall make a one-time cash payment, as liquidated damages, to OKSC equal to the balance due OKSC for the remainder of the then current term of this Agreement, assuming for purposes of calculation of the payment that the asset level of the Trust on the date this Agreement is terminated, will remain constant for the balance of the then current contract term.

        6.        Uncontrollable Events.

                  OKSC assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. OKSC shall, however, be obligated to design and institute reasonable procedures to prevent or limit any such damages, loss of data, delay or other loss.

        7.        Legal Advice.

                  OKSC shall notify the Trust at an time OKSC believes that it is in need of the advice of counsel (other than counsel in the regular employ of OKSC or any affiliated companies) with regard to OKSC's responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, OKSC, at its discretion, shall be entitled to seek, receive and act upon advice of qualified legal counsel of its choosing, reasonably acceptable to the Trust, and OKSC shall in no event be liable to the Trust or any Fund or any shareholder or beneficial Owner of the Trust for any action reasonably taken pursuant to such advice.

        8.        Instructions.

                  Whenever OKSC is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of an agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, OKSC shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by OKSC to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees or by the shareholder or shareholder's agent, as the case may be.

                  As to the services to be Provided hereunder, OKSC may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless OKSC receives written instructions to the contrary in a timely manner from the Trust.

        9.        Standard of Care; Reliance on Records and Instructions;
Indemnification.

                  OKSC shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by OKSC in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties hereunder. The Trust agrees to indemnify and hold harmless OKSC, its employees, agents, directors and officers from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, actions and suits, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to OKSC's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to OKSC by a duly authorized representative of the Trust, provided that this indemnification shall not apply to actions or omissions of OKSC in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject of this indemnification, OKSC shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of OKSC.

                  Any person, even though also an officer, director, employee or agent of OKSC who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or to any Fund, or acting on any business of the Trust or of any Fund (other than services or business in connection with OKSC's duties hereunder) to be rendering such services to or acting solely for the Trust or the Fund and not as an officer, director, employee or agent or one under the control or direction of OKSC even though paid by OKSC.

        10.       Record Retention and Confidentiality.

                  OKSC shall keep and maintain on behalf of the Trust all books and records which the Trust or OKSC is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act relating to the maintenance of books and records in connection with the services to be provided hereunder. OKSC further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account. OKSC agrees to surrender promptly such books and records on the Trust's request.

        11.       Rights of Ownership.

                  All computer programs and procedures developed to perform services required to be provided by OKSC under this Agreement are the property of OKSC. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

        12.       Bank Accounts.

                  The Trust and the Funds shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that OKSC may perform the services required to be performed hereunder. To the extent that the performance of such services shall require OKSC directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for OKSC to effect such disbursements.

        13.       Representations of the Trust.

                  The Trust certifies to OKSC that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

        14.       Representations of OKSC.

                  OKSC represents and warrants that: (a) OKSC has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which OKSC has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and OKSC's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder; and (c) this Agreement has been duly authorized by OKSC and, when executed and delivered by OKSC, will constitute a legal, valid and binding obligation of OKSC, enforceable against OKSC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

        15.       Insurance.

                  OKSC shall notify the Trust should OKSC's insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. OKSC shall notify the Trust of any material claims against OKSC with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by OKSC under its insurance coverage.

        16.       Information to be Furnished by the Trust.

                  The Trust has furnished to OKSC the following:

                  (a) Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

               (b)  Copies of the following documents:

                    1.   The Trust's By-Laws and any amendments thereto;

                    2. Certified copies of resolutions of the Board of Trustees covering the approval of this Agreement and authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct OKSC hereunder.

               (c) A list of all officers of the Trust, together with specimen signatures of those officers, who are authorized to instruct OKSC in all matters.

               (d) Two copies of the Prospectuses and Statement of Additional Information for each Fund.

               (e) A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of OKSC's appointment as Transfer Agent (or as of the date on which OKSC's services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

         17.   Information Furnished by OKSC.

               OKSC has furnished to the Trust the following:

               (a)  OKSC's Articles of Incorporation.

               (b)  OKSC's By-Laws and any amendments thereto.

               (c) Certified copies of actions of OKSC covering the following matters:

                    1. Approval of this Agreement, and authorization of a specified officer of OKSC to execute and deliver this Agreement;

                    2. Authorization of OKSC to act as Transfer Agent for the Trust.

               (d) A copy of the most recent independent accountants' report relating to internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         18.   Amendment to Documents.

               The Trust shall furnish OKSC written copies of any amendments to, or changes in, any of the items referred to in Section 16 hereof promptly upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by OKSC in providing the services agreed to hereunder or which amendment might affect the duties of OKSC hereunder unless the Trust first obtains OKSC's approval of such amendments or changes.

            19.   Reliance on Amendments.

                  OKSC may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 16 and 18 of this Agreement and the Trust hereby indemnifies and holds harmless OKSC from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of OKSC in reasonable reliance upon such amendments and/or changes. Although OKSC is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 16 and 18 hereof, OKSC shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains OKSC's written consent to and approval of such amendments or changes.

            20.   Compliance with Law.

                  The Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust in compliance with all applicable requirements of the Securities Act of 1933, as amended, the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction, except for any noncompliance caused by the actions of OKSC and its affiliates or based upon information provided by OKSC and its affiliates. OKSC shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares.

            21.   Notices.

                  Any notice provided hereunder shall be sufficiently given when sent to the party required to be served with such notice, at the following address:

         Transfer Agent:

                  Old Kent Securities Corporation
                  250 Monroe Avenue, Suite 400
                  Grand Rapids, Michigan 49503
                  Facsimile number (616) 771-0268

         The Trust:

                  The Kent Funds
                  3435 Stelzer Road
                  Columbus, Ohio 43219
                  Facsimile number (614) 470-8715
or at such other address or facsimile number as such party may from time to time specify in writing to the other party pursuant to this Section. All notices or other communications permitted or required hereunder shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth above or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth above or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

     22.      Headings.

              Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     23.      Assignment.

              This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 23 shall not limit or in any way affect OKSC's right to appoint a Sub-transfer Agent pursuant to Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and the respective successors and permitted assigns.

     24.      Governing Law.

              This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Michigan.

     25.      Amendments.

              No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

     26.      Multiple Originals.

              This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     27.      Confidential.

              OKSC agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where OKSC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     28.      Matters Relating to the Trust as a Massachusetts Business Trust.

              The names "The Kent Funds" and "Trustees of The Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                THE KENT FUNDS
                                By: /s/ James F. Duca, II
                                    --------------------------------------------
                                    Name:  James F. Duca, II
                                    Title:  President

                                OLD KENT SECURITIES CORPORATION
                                By: /s/ Mark S. Crouch
                                    --------------------------------------------
                                    Name:  Mark Crouch
                                    Title:  President

                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                 THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION


                            TRANSFER AGENCY SERVICES

1.        Shareholder Transactions

          a.   Process shareholder purchase and redemption orders.

          b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

          c. Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended.

          d.   Issue periodic statements for shareholders.

          e.   Process transfers and exchanges.

          f. Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.        Shareholder Information Services

          a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

          b. Produce detailed history of transactions through duplicate or special order statements upon request.

          c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

3.        Compliance Reporting

          a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

          b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

          c.   Issue tax-withholding reports to the Internal Revenue Service.

4.        Dealer/Load Processing (if applicable)

          a. Provide reports for tracking rights of accumulation and purchases made under a letter of intent.

          b. Account for separation of shareholder investments from transaction sale charges for purchase of Fund shares.

          c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.        Shareholder Account Maintenance

          a.   Maintain all shareholder records for each account in the Trust.

          b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

          c.   Record shareholder account information changes.

          d.   Maintain account documentation files for each shareholder.

                                   SCHEDULE B
                        TO THE TRANSFER AGENCY AGREEMENT
                             BETWEEN THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION

                                SERVICE STANDARDS


Pursuant to Section 1 of this Agreement, OKSC has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule B. Such standards are contained on the pages attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

Each of the service standards will be monitored by a Quality Assurance team. In the event OKSC fails to meet a service standard in any particular month, OKSC agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which OKSC's failure to meet a service standard was due to circumstances beyond its control.

In the event OKSC fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to OKSC hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to OKSC hereunder shall be reduced by one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

In the event OKSC fails to meet a particular service standard (except for any failure due to circumstances beyond its control) for any three months within a six-month period, such failure shall be deemed to be a service standard deficiency for purposes of the "cause" definition set forth in Section 5 of this Agreement.

                 Old Kent Securities Corporation/The Kent Funds

                               Servicing Standards


--------------------------------------------------------------------------------
ITEM                                   STANDARD
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TRANSFER AGENCY (PROCESSING):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Account Set-up
     Timeliness                        100% processed same day
     Accuracy                          98%
--------------------------------------------------------------------------------
Financial Quality Rate
     Timeliness                        100% processed same day
     Accuracy                          98%
--------------------------------------------------------------------------------
Maintenance Items
     Non-financial                     5 business days
--------------------------------------------------------------------------------
Not in good order items                Call out next business day
--------------------------------------------------------------------------------
Research received by phone or mail     100% completed within 5 business days
                                       from day of receipt
--------------------------------------------------------------------------------
TRANSFER AGENCY (PHONES):
--------------------------------------------------------------------------------
Abandonment Rate                       3% or less
--------------------------------------------------------------------------------
Average speed of answer                20 seconds or less
--------------------------------------------------------------------------------
Service level                          85% of calls will be answered in 20
                                       seconds or less
--------------------------------------------------------------------------------
TRANSFER AGENCY(PRINT/MAIL):
--------------------------------------------------------------------------------
Quarterly Statements                   Five business days
--------------------------------------------------------------------------------
Daily Confirms                         T + 2
--------------------------------------------------------------------------------
Checks                                 T + 1
--------------------------------------------------------------------------------
TRANSFER AGENCY (FULFILLMENT):         within 48 hours
--------------------------------------------------------------------------------
FUND ACCOUNTING/CUSTODY:
--------------------------------------------------------------------------------
NAV Calculation Accuracy               Accurate 98% of time
--------------------------------------------------------------------------------
Daily Bulletin                         98% delivered by 6:30 p.m.
--------------------------------------------------------------------------------
Cash Availability                      98% delivered by 9:30 a.m.
--------------------------------------------------------------------------------
Position Reconciliation                Detailed security position reconciliation
                                       weekly
--------------------------------------------------------------------------------
FUND ADMINISTRATION:
--------------------------------------------------------------------------------
Portfolio Compliance Reviews           Monthly
--------------------------------------------------------------------------------
Financial Reports                      Printed and mailed within sixty days
                                       fiscal year end, or 60 days fiscal
                                       semi-annual
--------------------------------------------------------------------------------
Prospectus Updates                     Prepared and printed within five days of
                                       the effective date of the Registration
                                       Statement
--------------------------------------------------------------------------------
Review of accruals                     Monthly
--------------------------------------------------------------------------------

                                   SCHEDULE C
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                 THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION


                               TRANSFER AGENT FEES


Annual Per Fund Minimum Fee:                                          $15,000.00


Annual Per Account Fee:

         Daily/Monthly Dividend                                       $    18.00
         Annual Dividend                                              $    16.50
         Closed Accounts                                              $     7.50


Multiple Classes of Shares:

         Additional classes of shares created after the Effective Date of this Agreement will be subject to an additional fee of $10,000 per class per year.


Additional Services:

         Additional services such as IRA processing, development of interface capabilities, servicing of 403(b) and 408(c) accounts, management of cash sweeps between DDAs and mutual fund accounts and coordination of the printing and distribution of prospectuses, annual reports and semiannual reports are subject to additional fees which will be quoted upon request. Programming costs or database management fees for special reports or specialized processing will be quoted upon request.

                                   SCHEDULE D
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                 THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION


                                     REPORTS


1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

         a.       Beginning Balance

         b.       Dealer Transactions

         c.       Shareholder Transaction

         d.       Reinvested Dividends

         e.       Exchanges

         f.       Adjustments

         g.       Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning OKSC's shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Security Exchange Act of 1934, as amended.





                                      D-1